Execution Version

STIPULATION OF SETTLEMENT AND RELEASE

 This Stipulation of Settlement and Release (“Stipulation”), entered into as of June 25, 2010 (the “Effective Date”), is by and among Elite Pharmaceuticals, Inc., a Delaware corporation (“Elite”), and Midsummer Investment, Ltd., a Bermuda corporation (“Midsummer”) and Bushido Capital Master Fund, LP, a Cayman Islands limited partnership (“Bushido”, and collectively with Midsummer, the “Plaintiffs”), BCMF Trustees LLC (“BCMF”), Epic Pharma, LLC, a Delaware limited liability company, and Epic Investments, LLC, a Delaware limited liability company (Epic Pharma and Epic Investments collectively, “”Epic”).  Elite, the Plaintiffs, BCMF and Epic (the “Parties” and each a “Party”) intending to be legally bound, covenant, agree and represent as follows:

WHEREAS, the Plaintiffs filed an action against Elite in the United States District Court, Southern District of New York, Number 09 CV 8074 (SHS), seeking injunctive relief and monetary damages relating to the issuance of the Series E Convertible Preferred Stock (the “Action”);

WHEREAS, Elite denied all material allegations asserted in the Action and asserted defenses;

WHEREAS, to avoid the delays, expense and risks inherent in litigation, the Parties desire to resolve their dispute under the terms and conditions of this Stipulation and the Amendment Agreement, dated as of June 25, 2010 among Elite and the investors signatory thereto (“Amendment Agreement”); and

WHEREAS, the Parties believe that the terms of this Stipulation are fair and were reached in good faith.

NOW THEREFORE, in consideration of the obligations and promises as set forth in this Stipulation, the full sufficiency of which the Parties hereby acknowledge, and in full settlement of the Parties’ claims, the Parties agree as follows:

1.    Execution of the Amendment Agreement.  This Stipulation will only become binding upon the Parties upon both complete execution of the Amendment Agreement and satisfaction or waiver of the conditions set forth in Sections 2.12 and 2.13 of the Amendment Agreement.

2.    Dismissal of Action.  Concurrent with the execution of this Stipulation, counsel for the Parties will execute a Stipulation of Discontinuance of the Action, with prejudice and without costs, substantially in the form annexed hereto as Exhibit A.  Counsel for Plaintiffs will file the Stipulation of Discontinuance once this Stipulation becomes binding pursuant to the terms of paragraph 1 herein, and send a stamped copy to counsel for Elite.

3.    Elite Release.  In exchange for the execution of this Agreement, and the promises herein, and the execution of the Amendment Agreement, Elite and Epic, individually and on behalf of each of their respective officers, directors, agents, representatives, successors, affiliated entities, subsidiaries, heirs, employees, administrators and assigns (the “Elite Releasors”) hereby releases and forever discharges each of the Plaintiffs, BCMF, their owners, officers, directors, investors, agents, representatives, successors, affiliated entities, subsidiaries, heirs, employees, administrators and assigns (the “Plaintiffs’ Releasees”) from any and all actions, causes of action, claims, liens, suits, debts, accounts, liabilities, expenses, attorneys’ fees, agreements, promises, charges, complaints and demands whatsoever, known or unknown, whether in law or equity, which the Elite Releasors may now have or hereafter can have, shall have, may have, or may have had for, upon, or by reason of any cause or thing whatsoever including, but not limited to, claims that could have been asserted in the Action or any other court action, based upon any conduct from the beginning of the world up to and including the date of this Stipulation; provided, however, that the Elite Releasors do not release any claim of breach of the terms of this Stipulation, breach of the terms of the Amendment Agreement, or any cause of action arising from future conduct by the Plaintiffs’ Releasees.

4.    Plaintiffs’ Release.  In exchange for the execution of this Agreement, the promises herein, and the execution of the Amendment Agreement, Plaintiffs and BCMF, individually and on behalf of each of their respective owners, officers, directors, investors, agents, representatives, successors, affiliated entities, subsidiaries, heirs, employees, administrators and assigns (the “Plaintiffs’ Releasors”) hereby release and forever discharge Elite and Epic and each of their respective officers, directors, agents, representatives, successors, affiliated entities, subsidiaries, heirs, employees, administrators and assigns (the “Elite Releasees”), from any and all actions, causes of action, claims, liens, suits, debts, accounts, liabilities, expenses, attorneys’ fees, agreements, promises, charges, complaints and demands whatsoever, known or unknown, whether in law or equity, which the Plaintiffs’ Releasors may now have or hereafter can have, shall have, may have, or may have had for, upon, or by reason of any cause or thing whatsoever including, but not limited to, claims that could have been asserted in the Action or any other court action, based upon any conduct from the beginning of the world up to and including the date of this Stipulation; provided, however, that the Plaintiffs’ Releasors do not release any claim of breach of the terms of this Stipulation, breach of the terms of the Amendment Agreement or any cause of action arising from future conduct by the Elite Releasees.

5.    Continued Rights and Obligations.  It is expressly understood and agreed that nothing herein affects any future rights or obligations of the Parties under the Transaction Documents, as defined in the Amendment Agreement.

6.    Non-Admission.  Each of the Parties expressly denies any wrongdoing or liability and nothing in this Stipulation shall be interpreted as an admission of liability by any of the Parties to this Stipulation.

7.    Enforceability.  The Parties understand and acknowledge that this Stipulation is final and binding, and the Parties agree not to challenge its enforceability.

8.    Governing Law.  The Parties further agree that this Stipulation will be governed by the laws of the State of New York.

9.    Severability.  The Parties further agree that if any of the provisions, terms, clauses, waivers and releases of claims and rights contained in this Stipulation are declared illegal, unenforceable, or ineffective in a legal forum of competent jurisdiction, such provisions, terms, clauses, waivers and releases of claims or rights shall be modified, if possible, in order to achieve, to the extent possible, the intentions of the Parties, and, if necessary, such provisions, terms, clauses, waivers and releases of claims and rights shall be deemed severable, such that all other provisions, terms, clauses, waivers and releases of claims and rights contained in this Stipulation shall remain valid and binding upon all Parties.

10.    Amendments. The Parties further agree that this Stipulation may not be altered, amended, modified, superseded, canceled or terminated except by an express written agreement duly executed by all the Parties or their attorneys on their behalf, which makes specific reference to this Stipulation.

11.    Drafting.  The Parties agree that this Stipulation has been jointly drafted and negotiated with the assistance of counsel for each Party and that any ambiguity shall not be construed against any Party as the drafter of the Stipulation.

12.    Counsel.  The Parties acknowledge and represent that each has been represented by the counsel of his or its choosing in the negotiation and execution of this Stipulation, that each Party has read the entire Stipulation, and is fully aware of its legal effect.  Parties shall each pay their own legal fees and costs, except as otherwise expressly set forth in this Stipulation.

13.    Notices.  Any notices or other communications to be given in accordance with this Stipulation shall be made in accordance with the provisions of the Securities Purchase Agreement, dated September 15, 2008, as amended.

14.    Authority.  The Parties represent and warrant that they have the power, authority and authorization to enter into this Stipulation and that they have not transferred, assigned or hypothecated to any third party any of their rights released in this Stipulation.

15.    Copies.  This Stipulation may be executed in one or more counterpart originals, whether by facsimile or otherwise, all of which, taken together, shall constitute one and the same instrument.

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To signify their agreement to the terms of this Stipulation, the Parties have executed this Stipulation on the date set forth opposite their signatures which appear below.

Dated: June 25, 2010
ELITE PHARMACEUTICALS, INC.

By:
Name:
Title:

Dated: June 25, 2010
MIDSUMMER INVESTMENT, LTD.

By:
Name:
Title:

Dated: June 25, 2010
BUSHIDO CAPITAL MASTER FUND, LP

By:
Name:
Title:

Dated: June 25, 2010
BCMF TRUSTEES LLC

By:
Name:
Title:

Dated: June 25, 2010
EPIC PHARMA, LLC

By:
Name:
Title:

Dated: June 25, 2010
EPIC INVESTMENTS, LLC

By:
Name:
Title:

EXHIBIT A

UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK
x
Midsummer Investment, Ltd., and Bushido Capital Master Fund, LP, Plaintiffs, -against- Elite Pharmaceuticals, Inc., Defendant.	09 CV 8074 (SHS) STIPULATION OF DISMISSAL WITH PREJUDICE
x

IT IS HEREBY STIPULATED AND AGREED by and among the parties that the above-captioned action, be dismissed in its entirety, with prejudice, with no award of counsel fees or costs by the Court to either side.

Dated:	New York, New York
June ___, 2010

Law Offices of Kenneth A. Zitter	Richardson & Patel LLP

Kenneth A. Zitter (KAZ-3195)	David Gordon (DG-0010)
Attorney for Plaintiffs	Attorneys for Defendant
260 Madison Avenue, 18th floor	750 Third Avenue, 9th floor
New York, New York 10016	New York, New York 10017
212-532-8000	646-755-7315